Exhibit 5.1

November 8, 2010

Arno Therapeutics, Inc.
4 Campus Drive, 2nd Floor
Parsippany, NJ  07054

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Arno Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about the date hereof. The Registration Statement to the resale by the selling stockholders named therein (the “Selling Stockholders”) of an aggregate of 26,815,831 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of 2,466,057 shares of issued and outstanding shares of Common Stock (the “Common Shares”), 15,655,844 shares issuable upon the conversion of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), including up to 381,844 shares of Common Stock issuable upon the conversion of the Preferred Stock in satisfaction of accrued dividends on the Preferred Stock (collectively, the “Conversion Shares”), and 8,693,930 shares of Common Stock (the “Warrant Shares” and together with the Common Shares and the Conversion Shares, the “Shares”) that are issuable upon the exercise of outstanding warrants held by certain of the Selling Stockholders (the “Warrants”).

In connection with rendering this opinion, we have reviewed the following:  (i) the Company’s certificate of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof; (iii) the Certificate of Designation for the Preferred Stock as filed with the Secretary of State of Delaware on September 3, 2010 (the “Certificate of Designation”); (iv) the Warrants; and (iv) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares, the Preferred Stock, the Warrants and the Warrant Shares.

We have examined and relied upon the information set forth in the Registration Statement and such other records, agreements, certificates and documents, and have made legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact not independently verified by us, we have relied upon certificates of public officials and officers of the Company. The opinions expressed herein are limited to matters governed by the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution and the reported cases interpreting those laws.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.           The Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.           The Conversion Shares have been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable.

3.           The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Validity of Common Stock” in the Prospectus included therein. This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective. The opinions expressed herein are only as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fredrikson & Byron, P.A.